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                                                                     EXHIBIT 9.1

                                VOTING AGREEMENT
                    VOTING AGREEMENT OF NOVO MEDIAGROUP, INC.

        THIS AGREEMENT, dated August 31, 1999, is among The MacManus Group, Inc. and the shareholders listed on Exhibit A attached hereto (collectively Shareholders; individually Shareholder) (the "Voting Agreement"). The Shareholders are all shareholders of Novo MediaGroup, Inc. (Corporation).

        WHEREAS, the Shareholders desire to enter into this Voting Agreement, prepared in accordance with California Corporations Code section 706(a), for the purpose of granting an irrevocable proxy to exercise specified voting rights of shares of stock of Novo MediaGroup, Inc. to allow for the election of directors and other matters as provided for herein.

              NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    AGREEMENT

                     ARTICLE 1. SHARES SUBJECT TO AGREEMENT

        1.01 SHARES SUBJECT TO THIS AGREEMENT. The undersigned Shareholders agree that the number of shares of stock of the Corporation listed in Exhibit A will be subject to the voting agreement and proxy granted in Section 2 as applicable to such type of stock so held by such Shareholder. Exhibit A is made a part of this Agreement by this reference.

                 ARTICLE 2. VOTING AGREEMENT AND GRANT OF PROXY

        2.01. VOTING AGREEMENT AND GRANT OF PROXY.

        (a) Series A Common Stock.

               (I) With regard to the below listed 5 areas of interest (the "Matters"), the Shareholders holding Series A Common Stock agree that they will vote in favor of any proposals concerning the Matters as presented to the Shareholders by the Board Committee to be established by the Board of Directors comprised of the two directors to be elected solely by the Series A Common Stock (the "Series A Common Committee"). The Matters are as follows:

        1.      Officer appointments, removals.

        2. Employment bonus, hiring and retention matters (including grant of options pursuant to such stock option plans, stock purchase plans and other employee plans approved by the Board of Directors); provided that the total amount of compensation items are within the budget approved by the Board of Directors.


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        3.      Banking/financial institution relationship approvals (i.e., the identity and selection of the institutions providing loans, credit lines, checking/savings and other money management alternatives; provided the borrowing amounts and other obligations are within the budget amounts approved by the Board of Directors).

        4. Initial public offering approval, IPO timing, underwriter selection and deal pricing and all other reasonable authority to take usual and customary actions directly related to the offering and necessary to implement the offering.

        5. Exercise of Right of First Offer rights to purchase shares held by MacManus pursuant to the Investors' Rights Agreement.

        In addition, the Shareholders holding Series A Common Stock agree that they will vote their shares in favor of members of the Board of Directors which support the creation of the Series A Common Committee to address the Matters and that such Shareholders will vote against any members of the Directors, and to the extent possible, support the removal of any such Directors via calling for special elections or otherwise, which do not support the creation of the Series A Common Committee with the powers over the Matters. In addition, the holders of Series A Common Stock agree to vote their shares in favor of the director selection proposed by the directors elected on a class basis by the holders of Series A Common Stock, Series A Preferred Stock and the Series C Common Stock.

        Notwithstanding anything the contrary herein, it is agreed that any decisions regarding the granting of options to members of the Series A Common Committee, and the CEO of the Company (to the extent be is not on the Series A Common Committee), shall require the consent of the Board of Directors, including at least one member of the Board of Directors elected by the Series A Preferred Stock and Series C Common Stock, voting as a single class.

               (II) As further support for the voting agreement of the Shareholders set forth in Article 2, 2.01(a)(I), on execution of this Voting Agreement, the Shareholders holding Series A Common Stock agree to grant to the members of the Board of Directors elected by the Series A Common Stock, an irrevocable proxy to vote the Series A Common Stock shares held by such Shareholders as follows:

                                IRREVOCABLE PROXY

        The undersigned shareholders, holders of __ [specify number] shares of Series A Common Stock of the Corporation, represented by the share certificates listed in Exhibit A, by this Agreement revoke all proxies dated before the date this Agreement is executed, and irrevocably appoint the Series A Common Stock elected Board Members as proxies to vote and otherwise represent the above shares for the following matters:


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        (1) For the election of directors to be mutually agreed upon by the
        Series A Common Stock, Series A Preferred Stock and Series C Common Stock as provided for in Article III, D.4(b) of the Articles of Incorporation of the Corporation.

        (2) For the calling of a special election of shareholders, and to vote at such special election or otherwise, for the purpose of removing such directors which have voted against the creation, and maintenance, of the Series A Common Committee with such powers over the Matters as provided for in the Voting Agreement dated August 31, 1999 and for the voting for replacement directors favorably inclined to the creation, and maintenance, of the Series A Common Committee.

        (3) For the sole and limited purpose of voting of such Series A Common Stock upon such matters as brought before such Series A Common Stock by the Series A Common Committee as described in the Voting Agreement dated August 31, 1999 and otherwise for the purpose of voting on such matters as may be brought by any other shareholder, third-party or as may be required by applicable law with respect to matters that the Series A Common Committee has authority to seek approval from the Series A Common Stock.

        The proxy holders named in this Agreement or any of them will represent the undersigned for the purposes of determining a quorum at any shareholders' meeting that they attend. However, their authority is specifically limited to an affirmative vote or written consent to the particular matters stated above.

        (b) Series A Preferred Stock and Series C Common Stock.

               (I) With regard to the Matters, the Shareholders holding Series A Preferred Stock and Series C Common Stock agree that they will vote in favor of any proposals concerning the Matters as presented to the Shareholders by the Series A Common Committee. In addition, the Shareholders holding Series A Preferred Stock and Series C Common Stock agree that they will vote their shares in favor of members of the Board of Directors which support the creation of the Series A Common Committee to address the Matters and that such Shareholders will vote against any members of the Board of Directors, and to the extent possible, support the removal of any such Directors via calling for special elections or otherwise, which do not support the creation of the Series A Common Committee with the powers over the Matters. In addition it is the intention of the Series A Preferred Stock and Series C Common Stock to grant to its class elected directors the right to vote the shares held by the Shareholders holding Series A Preferred Stock and Series C Common Stock with respect to the election of the director that is to be elected by the Series A Preferred Stock, Series A Common Stock and Series C Common Stock, voting as a class. In addition, it is the intention of the holders of the Series A Preferred Stock and Series C Common Stock that the board members elected, on a class basis, by the Series A Common Stock vote such shares as held by the holders of Series A Preferred Stock and Series C Common Stock as necessary which exceed 51% of


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the voting stock of the Corporation, the type of such shares to be at the election of the unanimous vote of such 2 Series A Common class elected directors.

               (II) As further support for the voting agreement of the Shareholders set forth in Article 2, 2.01(b)(1), on execution of this Voting Agreement, the Shareholders holding Series A Preferred stock and Series C Common Stock agree to grant the following proxies:

                      (i) to the members of the Board of Directors elected by the Series A Common Stock, an irrevocable proxy to vote the Series A Preferred Stock and Series C Common Stock shares held by such Shareholders as follows:

                               IRREVOCABLE PROXY I

        The undersigned shareholders, holders of ___ [specify number] shares of Series A Preferred Stock (and any outstanding shares of Series C Common Stock into which the Series A Preferred Stock may be converted) and Series C Common Stock, of the Corporation, represented by the share certificates listed in Exhibit A, by this Agreement revoke all proxies dated before the execution date of this Agreement (except as described in this Agreement), and irrevocably appoint the Directors elected by the Series A Common Stock as proxies to vote and otherwise represent the above shares for the following matters:

        (1) For the calling of a special election of shareholders, and to vote at such special election or otherwise, for the purpose of removing such directors which have voted against the creation, and maintenance, of the Series A Common Committee with such powers over the Matters as provided for in the Voting Agreement dated August 31, 1999 and for the voting for replacement directors favorably inclined to the creation, and maintenance, of the Series A Common Committee as proposed to the Series A Common Committee by the majority of the Series A Preferred Stock and Series C Common Stock voting as a single class - which such proposed director(s) shall not be any previously removed directors pursuant to this proxy right.

        (2) for the sole and limited purpose of voting upon such Matters as the Series A Common Committee shall seek approval of from the Series A Preferred Stock and Series C Common Stock as described in the Voting Agreement dated August 31, 1999 and otherwise for the purpose of voting on such matters as may be brought by any other shareholder, third-party or as may be required by applicable law with respect to Matters that the Series A Common Committee has authority to seek approval from the Series A Preferred Stock and Series C Common Stock.

        The proxy holders named in this Agreement or any of them will represent the undersigned for the purposes of determining a quorum at any shareholders' meeting


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        that they attend. However, their authority is specifically limited to an affirmative vote or written consent to the particular matters stated above.

               (ii) to the board members elected on a class basis by the Series A Preferred Stock and Series C Common Stock the following proxy:

                               IRREVOCABLE PROXY 2

        The undersigned shareholders, holders of ___ [specify number] shares of Series A Preferred Stock (and any outstanding shares of Series C Common Stock into which the Series A Preferred Stock may be converted) and Series C Common Stock, of the Corporation, represented by the share certificates listed in Exhibit A, by this Agreement revoke all proxies dated before the execution date of this Agreement (except as described in this Agreement), and irrevocably appoint the Directors elected by the Series A Preferred Stock and Series C Common Stock as proxies to vote and otherwise represent the above shares for the following matters:

        (1) For the election of directors to be mutually agreed upon by the Series A Common Stock, Series A Preferred Stock and Series C Common Stock as provided for in Article III, D.4(b) of the Articles of Incorporation of the Corporation.

        The proxy holders named in this Agreement or any of them will represent the undersigned for the purposes of determining a quorum at any shareholders' meeting that they attend. However, their authority is specifically limited to an affirmative vote or written consent to the particular matters stated above.

                (iii) to the Series A Common Stock Directors, for so long as MacManus controlled or affiliated shareholders own 51% or more of the outstanding voting stock of the Corporation, the following proxy:

                               IRREVOCABLE PROXY 3

        The undersigned shareholders, holders of ___ [specify number] shares of Series A Preferred Stock (and any outstanding shares of Series C Common Stock into which the Series A Preferred Stock may be converted) and Series C Common Stock, of the Corporation, represented by the share certificates fisted in Exhibit A, by this Agreement revoke all proxies dated before the execution date of this Agreement (except as described in this Agreement), and irrevocably appoint the Directors elected by the Series A Common Stock as proxy (action to be taken on unanimous consent of both such directors) to vote and otherwise represent the necessary amount and type of the above shares as provided for herein for all


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        matters to be presented to the shareholders where all of the shareholders of the Corporation holding voting stock vote on a single class basis, other than the matters set forth in the Voting Agreement as addressed in Section 2.01(b), Proxy 1 and Proxy 2. For the purposes of this proxy, the type of such shares subject to this proxy shall be first taken from the Series C Common Stock, and if not sufficient, then from the Series A Preferred Stock, and the number of such shares shall be determined on the following basis:

                "total shares of Series A Preferred Stock and Series C Common Stock outstanding owned by MacManus controlled or affiliated shareholders less 51% of the total voting stock outstanding"

        The proxy holders named in this Agreement or any of them will represent the undersigned for the purposes of determining a quorum at any shareholders' meeting that they attend. However, their authority is specifically limited to an affirmative vote or written consent to the particular matters stated above.

              ARTICLE 3. AGREEMENT ON VOTING FOR CERTAIN DIRECTORS

3.01. MUTUAL ELECTED DIRECTORS. With respect to those Directors which shall be elected by the Series A Common Stock, the Series A Preferred Stock and Series C Common Stock voting as a class, the parties hereto agree that such Directors shall be voted upon as follows: the Series A Common Stock, voting as a class, and the Series A Preferred Stock and the Series C Common Stock, voting as a class, shall mutually approve any such directors. Such class based director -voting shall terminate on the IPO.

                       ARTICLE 4. TERMINATION OF AGREEMENT

4.01. TERMINATION OF AGREEMENT. This Agreement will terminate upon the sooner of: (i) the closing of a sale and issuance of shares of Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, (ii) at the election of a majority of the Class A Common Stock, (iii) the reduction of the Series A Preferred Stock and Series C Common Stock, assuming all conversions of Series A Preferred Stock to Series C Common Stock or otherwise, to less than 30% of the outstanding voting stock of the Corporation or (iv) the reduction of the Series A Common Stock to less than 20% of the outstanding voting stock of the Corporation.

                       ARTICLE 5. MISCELLANEOUS PROVISIONS

5.01. NECESSARY ACT. All parties to this Agreement will perform any acts, including executing any documents, that may be reasonably necessary to fully carry out the provisions and intent of this Agreement.


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5.02. NOTICES. All notices, demands, requests, or other communication required or permitted by this Agreement will be in writing and shall be deemed duly served when personally delivered to the party or to an officer of agent of the party, or when deposited in the United States mail, first-class postage prepaid, addressed to the proxy holders at ____________ [address], or to a Shareholder at the address appearing for him of her on the books and records of the Corporation, or at any other address the party may designate by written notice to the others.

5.03. REMEDIES. The parties will have all the remedies available to them for breach of this Agreement by law or in equity. The parties further agree that in addition to all other remedies available at law or in equity, the parties will be entitled to specific performance of the obligations of each part to this Agreement and immediate injunctive relief. The parties also agree and that if an action is brought in equity to enforce a party's obligations, no part will argue, as a defense, that there is an adequate remedy at law. In addition, in the event that there is a dispute as to the Matters to be covered by the Series A Common Committee, then the parties hereto agree that if such dispute cannot be settled by the Board of Directors of the Corporation, then the parties hereto agree to support the submission of such dispute to the American Arbitration Association ("AAA") office nearest to San Francisco, California. The holders of Series A Common Stock which are parties hereto, as a class, and the holders of Series A Preferred Stock and Series C Common Stock which are parties hereto, as a class, agree to mutually select approve one arbitrator from the AAA and that arbitrator shall follow the normal arbitration procedures and rules for the AAA and settle such dispute. Any such dispute much be resolved, resulting in a final determination by the arbitrator, no later than 30 days from submission of final oral or written arguments to the AAA, with only one set of written arguments, being allowed per party.

5.04. ATTORNEYS' FEES. In the event of any litigation concerning this Agreement between the parties to this Agreement or the parties to this Agreement and the estate of the any deceased Beneficiary, the prevailing party will be entitled, in addition to any other relief that may be granted, to reasonable attorney fees.

5.05. BINDING ON SUCCESSORS AND ASSIGNS. This Agreement will be binding on the parties to the Agreement and on each of their heirs, executors, administrators, and assigns.

5.06. SEVERABILITY. If any provision is unenforceable or invalid for any reason, the remaining provision will be unaffected by such a holding.

5.07. GOVERNING LAW. This Agreement will be constructed according to and governed by the laws of the state of California.

5.08. NON-CIRCUMVENTION. Neither party hereto will take any act or execute any document to circumvent the purposes of this Agreement. In addition, the parties hereto understand and agree that, notwithstanding this Agreement, nothing herein is intended in


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any manner to undermine or alter any rights of the parties in the Investors'
Rights Agreement

5.09. ENTIRE AGREEMENT. This instrument and Exhibit A, hereto constitutes the entire Voting Agreement of the Shareholders and correctly sets forth the rights, duties, and obligations, or representations concerning the Agreement's subject matter not expressly set forth in this Agreement are of no force or effect.


Executed on _______ [date], at ____________ [city], _______________[country],
California.


                                        THE MACMANUS GROUP, INC.


/s/ KELLY RODRIQUES
-------------------------------
Kelly Rodriques                    By:  /s/ DAVID WINCLECHTER
                                      -------------------------------
                                   Name: David Winclechter
                                        -----------------------------
                                   Title: VP/Secretary
                                         ----------------------------

Address: 222 Sutter 6th Floor      Address:

Facsimile: San Francisco Ca. 94108
                                   Facsimile:


/s/ HARRY SCHLOUGH                 /s/ ANTHONY WESTREICH
-------------------------------    -------------------------------
Harry Schlough                     Anthony Westreich


Address: 222 Sutter Street,        Address:
Ste. 600
San Francisco, CA 94108

Facsimile:                         Facsimile:


                                   N.W. AYER COMMUNICATIONS, INC.

                                   By:  /s/ DAVID WINCLECHTER
                                      -------------------------------
                                   Name: David Winclechter
                                        -----------------------------
                                   Title: VP/Secretary
                                         ----------------------------

                                   Address:

                                   Facsimile:


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                                    EXHIBIT A

1.      Kelly Rodriques - all Series A Common Stock Shares held by Mr. Rodriques

2.      Harry Schlough - all Series A Common Sock held by Mr. Schlough

3.      Anthony Westreich - all Series A Common Stock held by Mr. Westreich

4. The MacManus Group, Inc. - all Series A Preferred Stock and Series C Common Stock held by MacManus

5. N.W. Ayer Communications, Inc. - all Series C Common Stock held by N.W. Ayer Communications, Inc.


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